UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

(as depositor under the Pooling and Servicing Agreement,
dated as of May 1, 2006, providing for the issuance of
Asset-Backed Pass-Through Certificates, Series 2006-WF2)

Citigroup Mortgage Loan Trust Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-127834-11	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Greenwich Street New York, New York (Address of Principal Executive Offices)		10013 (Zip Code)

Registrant's telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2- Completion of Acquisition or Disposition of Assets

Item 2.01  Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On May 31, 2006, a single series of certificates, entitled Citigroup Mortgage Loan Trust 2006-WF2, Asset-Backed Pass-Through Certificates, Series 2006-WF2 (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of May 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among the Citigroup Mortgage Loan Trust Inc. (the “Depositor”), Wells Fargo Bank, N.A. (the “Servicer”), Citibank, N.A. (the “Trust Administrator”) and U.S. Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”). The Certificates consist of seventeen classes of certificates (collectively, the “Certificates”), designated as the “Class A-1 Certificates,” the “Class A-2A Certificates,” the “Class A-2B Certificates,” the “Class A-2C Certificates,” the “Class A-2D Certificates,” the “Class A-2E Certificates,” the “Class A-2F Certificates,” the “Class M-1 Certificates,” the “Class M-2 Certificates,” the “Class M-3 Certificates,” the “Class M-4 Certificates,” the “Class M-5 Certificates,” the “Class CE Certificates,” the “Class P Certificates,” the “Class X Certificates,” the “Class R Certificates” and the “Class R-X Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting primarily of a segregated pool (the “Mortgage Pool”) of conventional, one- to four-family, fixed-rate, first lien mortgage loans having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $1,131,286,782 as of May 1, 2006 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Assignment and Recognition Agreement, dated May 31, 2006, among Citigroup Global Markets Realty Corp. (the “Assignor”), the Depositor (the “Assignee”) and Wells Fargo Bank, N.A. (the “Seller Sale Agreement”). The Certificates were sold by the Depositor to Citigroup Global Markets Inc. (in such capacity, the “Representative”), pursuant to an Underwriting Agreement, dated May 24, 2006, between the Depositor and the Representative and to Citigroup Global Markets Inc. (in such capacity, the “Initial Purchaser”) pursuant to a Certificate Purchase Agreement, dated May 31, 2006, between the Depositor and the Initial Purchaser.

The Certificates have the following Initial Certificate Principal Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance (1)	Pass-Through Rate
A-1	$ 484,445,000	6.750% per annum(2)
A-2A	$ 203,118,000	5.906% per annum(2)
A-2B	$ 65,317,000	5.735% per annum(2)
A-2C	$ 83,228,000	5.852% per annum(2)
A-2D	$ 86,053,000	6.164% per annum(2)
A-2E	$ 53,316,000	6.351% per annum(2)
A-2F	$ 54,559,000	5.985% per annum(2)
M-1	$ 49,211,000	6.297% per annum(2)
M-2	$ 22,626,000	6.446% per annum(2)
M-3	$ 8,484,000	6.750% per annum(2)
M-4	$ 10,747,000	6.750% per annum(2)
M-5	$ 5,657,000	5.985% per annum(2)
Class CE	$ 4,525,582	Variable(3)
Class P	$ 100.00	N/A
Class X	$ 100.00	N/A
Class R	100.00%	N/A
Class R-X	100.00%	N/A
(1) Approximate.
(2) Subject to increase in accordance with the definition of “Pass-Through Rate” in the Pooling and Servicing Agreement.
(3) Calculated as set forth in the Agreement.

The Certificates (other than the Class M-5 Certificates, Class CE Certificates, Class P Certificates, Class X Certificates, Class R Certificates and Class R-X Certificates) and the Mortgage Loans are more particularly described in the Prospectus, dated April 7, 2006, and the Prospectus Supplement, dated May 24, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)           Not applicable

(b)           Not applicable

(c)	Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of May 1, 2006, by and among the Citigroup Mortgage Loan Trust Inc., Wells Fargo Bank, N.A. as Servicer, Citibank, N.A. as Trust Administrator and U.S. Bank, National Association, as trustee, relating to the Series 2006-WF2 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 15, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

By: /s/ Matthew Bollo
Name: Matthew Bollo
Title: Vice President

Index to Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of May 1, 2006, by and among the Citigroup Mortgage Loan Trust Inc., Wells Fargo Bank, N.A. as Servicer, Citibank, N.A. as Trust Administrator and U.S. Bank, National Association, as trustee, relating to the Series 2006-WF2 Certificates.